EXHIBIT 99.1

                                      PROXY

                             PLM INTERNATIONAL, INC.

      PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 6, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoint(s) James A. Coyne and Gary D. Engle, and each or either of them, as proxies (the "Proxies"), each with full power to appoint his substitute, and hereby authorizes each of them to attend the Special Meeting and any adjournments thereof and to vote all shares of Common Stock of PLM International, Inc. held of record by the undersigned on January 8, 2002, in regard to all matters which may come before the Special Meeting, and especially to consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated as of December 22, 2000 by and between MILPI Acquisition Corp. and PLM International, Inc., and to approve the transactions contemplated in that agreement.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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                      Detach here from proxy voting card.

                  YOU CAN NOW ACCESS YOUR PLM ACCOUNT ONLINE.

Access your PLM shareholder/stockholder account online via Investor ServiceDirectsm(ISD).

Mellon Investor Services LLC agent for PLM International, Inc., now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Indentification Number (PIN), you are ready to log in and access your account to:

    o   View account status              o    View payment history for dividends
    o   View certificate history         o    Make address changes
    o   View book-entry information      o    Obtain a duplicate 1099 tax form
                                         o    Establish/change your PIN
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              VISIT US ON THE WEB AT HTTP://WWW.MELLONINVESTOR.COM
                 AND FOLLOW THE INSTRUCTIONS SHOWN ON THIS PAGE.

STEP 1: FIRST TIME USERS - ESTABLISH A PIN            STEP 2: LOG IN FOR ACCOUNT ACCESS        STEP 3: ACCOUNT STATUS SCREEN
You    must    first    establish    a    Personal    You  are  now  ready  to log  in.  To    You are now ready to access you
Identification  Number  (PIN)  online by following    access  your  account   please  enter    account information.  Click on the
the   directions   provided  in  the  upper  right    your:                                    appropriate button to view or
portion  of the web  screen as  follows.  You will    o  SSN                                   initiate transactions.
also  need  your  Social   Security  Number  (SSN)    o  PIN
available to establish a PIN.                         o  Then  Click on the  (Submit)          o  Certificate History
                                                         button.                               o  Book-Entry Information
INVESTOR   SERVICEDIRECTSM   IS   CURRENTLY   ONLY                                             o  Issue Certificate
AVAILABLE  FOR  DOMESTIC   INDIVIDUAL   AND  JOINT    If you have  more  than one  account,    o  Payment History
ACCOUNTS.                                             you will now be asked to  select  the    o  Address Change
o SSN                                                 appropriate account.                     o  Duplicate 1099
o PIN
o Then click on the (Establish PIN) button.

Please be sure to remember your PIN, or maintain it
in a secure place for future reference.
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              FOR TECHNICAL ASSISTANCE CALL 1-877-978-7778 BETWEEN
                       9AM-7PM MONDAY-FRIDAY EASTERN TIME


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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS        Please mark     [X]
DIRECTED. IF NO DIRECTION IS MADE, THE PROXIES INTEND       your votes as
TO AND ARE AUTHORIZED TO VOTE FOR PROPOSAL 1. THE           in this example.
PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND
RETURN THIS CARD.

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
1. To approve and adopt the        FOR  AGAINST ABSTAIN   2. In their discretion,      FOR  AGAINST ABSTAIN
Agreement  and Plan of Merger                             the Proxies are authorized
dated as of December 22, 2000      [ ]    [ ]     [ ]     to vote  upon any other      [ ]    [ ]     [ ]
by and between MILPI Acquisition                          business that may properly
Corp. and PLM International, Inc.                         come before the meeting.
and to approve the transactions
contemplated in that agreement.

                                                          I plan to attend the Special Meeting        [ ]


                                                                                       If shares are registered
                                                                                       in more than one name, the
                                                                                       signatures of all such
                                                                                       persons are required. A
                                                                                       corporation should sign in
                                                                                       its full corporate name by a
                                                                                       duly authorized officer stating
                                                                                       his or her title. Trustees, guardians,
                                                                                       executors and other fiduciairies
                                                                                       should sign in their official capacity
                                                                                       giving their full title as such. If a
                                                                                       partnership, please sign in the
                                                                                       partnership name by  authorized persons.

                                                                                       PLEASE MARK, DATE, SIGN AND RETURN THIS
                                                                                       PROXY CARD PROMPTLY, USING THE ENCLOSED
                                                                                       ENVELOPE. NO POSTAGE IS REQUIRED IF
                                                                                       MAILED IN THE UNITED STATES OF AMERICA.



                               Signature                               Signature                             Date
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NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.

                                                Detach here from proxy voting card.
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